Exhibit 99.4

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Proxy

FPL Group, Inc.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Edward F. Tancer, Robert H. Escoto, and Mary Lou Kromer, and each of them, with power of substitution, proxies of the undersigned, to vote all shares of Common Stock of FPL Group, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held [•], 2006 and any adjournment or postponement thereof, upon the matters referred to on this proxy and, in their discretion, upon any other business that may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR proposal 1, FOR all nominees listed in proposal 2 and FOR proposal 3.

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Admission Ticket

Admission: This ticket, along with a form of personal identification, admits the named shareholder(s) and one guest.

Security: For the safety of attendees, all boxes, handbags and briefcases are subject to inspection.

FPL Group, Inc.'s 2006 Annual Meeting of Shareholders will be held at 10:00 A.M. Eastern Time on [•], [•], 2006 at the [•]. If you plan to attend the Annual Meeting of Shareholders, please bring this Admission Ticket. If you require special assistance, call the Coordinator, Shareholder Services at 561-694-4694.

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Proxy - FPL Group, Inc.

SEE BELOW FOR INSTRUCTIONS ON SUBMITTING YOUR PROXY BY TELEPHONE OR INTERNET.

A Approval of Agreement and Plan of Merger dated December 18, 2005, among Constellation Energy Group, Inc., CF Merger Corporation and FPL Group, Inc.

The	Board of Directors recommends a vote FOR proposal 1.

	For	Against	Abstain
1. Proposal to approve the Agreement and Plan of Merger dated December 18, 2005, among Constellation Energy Group, Inc., CF Merger Corporation and FPL Group, Inc.	☐	☐	☐

B Election of Directors

2.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold

01— Sherry S. Barrat	☐	☐	05—J. Brian Ferguson	☐	☐	09—Hansel E. Tookes, II	☐	☐

02—Robert M. Beall, II	☐	☐	06—Lewis Hay, III	☐	☐	10—Paul R. Tregurtha	☐	☐

03— J. Hyatt Brown	☐	☐	07—Rudy E. Schupp	☐	☐

04—James L. Camaren	☐	☐	08—Michael H. Thaman	☐	☐

C Ratification of Appointment of Deloitte & Touche as Independent Registered Public Accounting Firm for the Year 2006

The Board of Directors recommends a vote FOR proposal 3.

	For	Against	Abstain
3. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year 2006.	☐	☐	☐

Mark here if you plan to attend the meeting.	☐
In their discretion, the proxy holders are authorized to vote on such other business, including adjournment or postponement of the annual meeting, as may properly come before the meeting.

D Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)
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Instructions on Submitting your Proxy by Telephone or Internet

Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you submit your proxy as soon as possible using one of three convenient methods: the phone, the Internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

You can submit your proxy by telephone OR Internet! Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two methods outlined below to submit your proxy.

To submit your proxy using the Telephone (available only within U.S. and Canada)	To submit your proxy using the Internet
• Call toll free 1-866-396-1522 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY/FPL

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.
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If you submit your proxy by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on [•], 2006.

THANK YOU